Exhibit 10.7

DiamondCluster International, Inc.
875 N. Michigan Avenue, Suite 3000
Chicago, IL 60611
312.255.5000

NOTICE OF GRANT OF STOCK APPRECIATION RIGHTS – GRANT #1 – PARTNER

«FNAME» «ADDRESS1» «ADDRESS2» «CITY», «STATE/COUNTRY» «ZIP»	«LNAME»	EMPLOYEE ID: «ID»

Plan:	«PLAN»
Grant Number:	«AWDNO»
Date of Grant:	«GRANTDATE»
SARs Granted:	«SHARES»
Grant Price:	«PRICE»
Expiration Date	«EXPIRE»

The SARs will vest as follows:

SARs	Vest Date

«SHARES1_» «SHARES2_» «SHARES3_» «SHARES4_» «SHARES5_» «SHARES6_»	«VEST1» «VEST2» «VEST3» «VEST4» «VEST5» «VEST6»

By accepting this grant, you and the Company agree that these SARs are granted under and governed by the terms and conditions of the Equity Plan indicated above, provided as part of this package, and the attached Stock Appreciation Rights Agreement, both of which are incorporated herein and made a part of this document. All capitalized terms herein shall have the meanings ascribed by the attached Stock Appreciation Rights Agreement.

DiamondCluster International, Inc.
875 N. Michigan Avenue, Suite 3000
Chicago, IL 60611
312.255.5000

NOTICE OF GRANT OF STOCK APPRECIATION RIGHTS – GRANT #2 – PARTNER

«FNAME» «ADDRESS1» «ADDRESS2» «CITY», «STATE/COUNTRY» «ZIP»	«LNAME»	EMPLOYEE ID: «ID»

Plan:	«PLAN»
Grant Number:	«AWDNO»
Date of Grant:	«GRANTDATE»
SARs Granted:	«SHARES»
Grant Price:	«PRICE»
Expiration Date:	«EXPIRE»

The SARs will vest as follows*:

SARs	Vest Date

«SHARES1_» «SHARES2_» «SHARES3_» «SHARES4_»	«VEST1» «VEST2» «VEST3» «VEST4»

*	Vesting may be increased 2.5% annually for each 1% of revenue growth above 20%, until all shares have vested, based on each Unit’s annual organic net revenue growth (“Revenue Growth”), in constant currency. The CEO will determine Units (SBU and/or vertical or service line) annually and employees will be assigned to a Unit on April 1 of each fiscal year. Revenue Growth will be determined at the end of each fiscal year, and vesting may be increased the following May 15th as outlined in the example below:

Example:	This grants vests:	25% on November 15, 2008
25% on May 15, 2009
25% on November 15, 2009
25% on May 15, 2010

Revenue Growth for FY’06 is 30%, 10% (the percentage over 20%) * 2.5% = 25%. Vesting for this grant will be accelerated as follows:

25% on May 15, 2006
25% on November 15, 2008
25% on May 15, 2009
25% on November 15, 2009
0% on May 15, 2010

By accepting this grant, you and the Company agree that these SARs are granted under and governed by the terms and conditions of the Equity Plan indicated above, provided as part of this package, and the attached Stock Appreciation Rights Agreement, both of which are incorporated herein and made a part of this document. All capitalized terms herein shall have the meanings ascribed by the attached Stock Appreciation Rights Agreement.

DIAMONDCLUSTER INTERNATIONAL, INC.
1998 Equity Incentive Plan

STOCK APPRECIATION RIGHTS AGREEMENT

     WHEREAS, DiamondCluster International, Inc., a Delaware corporation (the “Company”), has adopted the DiamondCluster International, Inc. 1998 Equity Incentive Plan, as amended from time to time and incorporated herein (the “Plan”), which provides for, among other things, the grant of stock appreciation rights (“SARs”) to employees of the Company as selected by the Committee;

     WHEREAS, the individual designated on the attached “Notice of Grant of Stock Appreciation Rights” (the “Recipient”) has been selected by the Committee to receive SARs in accordance with the provisions of the Plan; and

     WHEREAS, the parties hereto desire to evidence in writing the terms and conditions of the SAR.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained and as an inducement to the Recipient to begin employment with the Company or to continue as an employee of the Company, the parties hereto hereby agree as follows:

     1.     Definitions.

     All capitalized terms used herein shall have the same meanings as are ascribed to them in the Plan, unless expressly provided otherwise in this Agreement.

     “Agreement” means this Stock Appreciation Rights Agreement.

     “Committee” means the Company’s Office of the Chairman, as constituted from time to time, or any other committee appointed by the board of directors of the Company.

     “Disability” means any medically determinable physical or mental impairment which prevents the Recipient from engaging in any substantial gainful activity and which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. Disability shall be determined by the Committee based upon medical reports and other evidence satisfactory to the Committee.

     “Employee” means an employee of the Company.

     “Expiration Date” means the termination date of the SAR, as set forth in the Notice of Grant.

     “Fair Market Value on the Exercise Date” means the average of the high and low trading prices of Stock on the date of exercise.

     “Grant Date” means the date the SARs are granted, as set forth in the Notice of Grant.

     “Notice of Grant” means the “Notice of Grant of Stock Appreciation Rights” attached hereto and incorporated herein by reference.

     “Partner” means the internal company designation for such position.

     “Partner Compensation Program” means the DiamondCluster International, Inc. Partner Compensation Program dated November 13, 2003, as amended from time to time.

     “Stock” means the $.001 per share par value common stock of the Company.

     “SARs” are stock appreciation rights that provide the right to any gain in the FMV on the Exercise Date above the Grant Price, paid in the form of Stock on the exercise date, based on the FMV on the Exercise Date.

     “SAR Shares” means the shares of Stock issued upon exercise of the SAR.

     “Vest Date” means the date upon which the SARs become vested, as set forth in the Notice of Grant.

     2.     Grant of SARs.

     The Committee hereby awards to the Recipient SARs on the terms and conditions set forth herein and subject in all respects to the terms and provisions of the Plan and the Notice of Grant, which terms and conditions are incorporated herein by reference.

     3.     Restrictions on Transfer.

     SARs may not be transferred, assigned, pledged or hypothecated in any way and will not be subject to execution, attachment or similar process, except by will or under the laws of descent and distribution.

     4.     Vesting of SARs.

     (a)     SAR Shares are issued only upon and after the Vest Date.

     (b)     The Recipient’s vesting rights herein are predicated upon the Recipient’s continuous employment with the Company from the Grant Date to the Vest Date. Except as provided below, no portion of this SAR shall vest after the date the Recipient ceases to be an Employee for any reason, and any unvested portion of this SAR in such case shall be canceled as of that date.

     (c)     Notwithstanding anything to the contrary in this Agreement or the Notice of Grant, if the Recipient dies or suffers a Disability prior to a Vest Date, and the Recipient was an Employee at the time of such death or Disability, the unvested portion of this SAR shall automatically vest on the date of such death or Disability.

     (d)     If the Recipient retires prior to April 1, 2006, the unvested portion of this SAR will be automatically forfeited. If the Recipient retires subsequent to April 1, 2006, the unvested portion of this SAR shall automatically vest on the date of such retirement.

     5.     When SARs May Be Exercised.

     (a)     Except as otherwise provided in this section, the vested portion of this SAR shall be exercised, if at all, by the Recipient at any time before the Expiration Date.

     (b)     If the Recipient ceases to be an Employee because of death, the Recipient’s vested SARs shall be exercised, if at all, by the person or entity (including the Recipient’s estate) that has obtained the Recipient’s rights under the SAR by will or under the laws of descent and distribution, at any time before the Expiration Date.

     (c)     If the Recipient ceases to be an Employee because of Disability, the Recipient’s vested SARs must be exercised, if at all, not later than twelve months following the date the Recipient ceases to be an Employee.

     (d)     If the Recipient ceases to be an Employee for any reason other than death or Disability, the Recipient’s vested SARs must be exercised, if at all, not later than ninety (90) days following the date the Recipient ceases to be an Employee. Any unvested portion of this SAR terminates immediately upon the cessation of employment of the Recipient.

     (e)     The Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change of control of the Company, as defined by the Committee, to provide for the acceleration of vesting and for settlement, including cash payment, of the SARs upon or immediately before the effectiveness of such event.

     (f)     Notwithstanding anything else in this Agreement to the contrary, in no event shall the Recipient exercise this SAR until the Company, pursuant to the terms of it’s Restated Certificate of Incorporation, has authorized for issuance the shares issuable upon exercise of this SAR.

     6.     Modification of SAR.

     At any time and from time to time the Committee may modify, extend or renew this SAR, provided that no such modification, extension or renewal shall impair in any respect the benefit of the SAR to the Recipient without the consent of the Recipient.

     7.     Stockholder Rights.

     The Recipient shall have none of the rights of a stockholder with respect to the SAR shares until the transfer of such shares to the Recipient has been duly recorded on the stock transfer books of the Company upon the exercise of the SAR. If a partner, the certificates representing the SAR shares purchased shall bear the legends provided in the Partner Compensation Program, and any other required legends.

     8.     Other Documents.

     The Recipient acknowledges receipt of copies of the Plan and, if a Partner, the Partner Compensation Program, and agrees to all of the respective terms, conditions, restrictions and limitations contained therein.

     9.     Continued Employment.

     The granting of this SAR is neither a contract nor a guarantee of continued employment; employment is and always will be on an at will basis. The granting of this SAR is a one-time discretionary act and it does not impose any obligations to offer future SAR grants or awards.

     10.     Personal Data.

     In order to grant SARs to you, the Company may have had to and may continue to process your personal data that it currently has on record and/or data it may obtain from you in the future. Additionally, the Company may have had to and may continue to transfer (electronically or otherwise) such personal data to other DiamondCluster International, Inc. entities for processing in connection with the granting of SARs. Such transfer of personal data may be to other DiamondCluster International, Inc. entities outside of your country, in particular to DiamondCluster International, Inc. in the United States, and where necessary, may be further transferred to other DiamondCluster International, Inc. subsidiaries or to outside service providers (such as brokers). Your personal data will be treated as private and confidential and will only be used to the extent necessary in relation to the SAR grant and to comply with any applicable legal, regulatory, tax or accounting requirements.

     By signing this SAR Agreement you are acknowledging receipt of this notification and you are consenting to the processing and transfer of your personal data as described above. If you withhold your consent to the transfer and processing of your personal data, the Company will not be able to grant you the SARs.

     11.     Notices.

     All notices by one party to the other under this Agreement shall be in writing. Any notice under this Agreement to the Committee or to the Company shall be addressed to the Company at Suite 3000, 875 N. Michigan Avenue, Chicago, Illinois 60611, and any notice to the Recipient shall be addressed to the Recipient at the address listed on the Notice of Grant. If mailed by United States mail, properly addressed and proper postage prepaid or if sent by recognized overnight courier service, notice shall be effective on the date of mailing or delivery to such courier. If served personally, notice shall be effective as of the date of delivery to the address of the party to whom the notice is addressed. If the effective date as provided above is not a business day, the effective date shall be the next regular business day. Either party may at any time notify the other in writing of a new address for service of notice upon that party.

     12.     Severability.

     If any provision of this Agreement for any reason should be found by any arbitrator or court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality, or enforceability of any remaining provision or portion hereof, which remaining provision or portion shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion eliminated.

     13.     Agreed Forum.

     All acts required to be performed by the Recipient hereunder shall be deemed to be performed in Chicago, Cook County, Illinois, and the Recipient hereby submits to the jurisdiction of any state or Federal court located in Chicago, Illinois and waives any and all objections to the jurisdiction of such courts and the venue of any action brought therein.

     14.     Arbitration.

     In the event of a dispute relating to this Stock Appreciation Rights Agreement, the parties agree to attempt in good faith to resolve the dispute among themselves. If this is unsuccessful, the parties shall attempt to mutually agree on an alternative dispute resolution mechanism. If the parties cannot so agree on an alternative dispute resolution mechanism, then the parties shall submit this dispute to binding arbitration under the Commercial Rules of the American Arbitration Association. The parties shall each bear one-half (1/2) of the costs of the alternative dispute resolution mechanism.

     In the event arbitration is chosen, each party shall select an arbitrator of its choice within 20 days of the giving or receipt of notice of arbitration. The two, in turn, shall choose a third presiding arbitrator. If the two shall be unable to agree upon the presiding arbitrators or if any party fails or refuses to appoint an arbitrator, the appointing authority shall have the power to make an appointment.

     The award of the arbitrators, which shall be in writing and furnished within thirty days of the last day of the hearing, shall be final and binding upon the parties and neither party shall appeal the award to any court. Judgment for enforcement of the award of the arbitrators may be entered in any court having jurisdiction thereof. The parties acknowledge that this provision and any award rendered pursuant to it shall be governed by the federal Uniform Arbitration Act.

     15.     Equitable Relief.

     The Company shall be entitled to enforce the terms and provisions of this Agreement by an action for injunction or specific performance or an action for damages or all of them, or may be made the subject of the arbitration proceedings described in the preceding section.

     16.     Applicable State Law.

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the                 day of                , 200___.

RECIPIENT:	THE COMPANY:

DiamondCluster International, Inc.

(Signature)	Melvyn E. Bergstein
Chairman and Chief Executive Officer

(Print Name)

EXHIBIT A

DIAMONDCLUSTER INTERNATIONAL, INC.

NOTICE OF EXERCISE OF STOCK APPRECIATION RIGHT

     Reference is made to the Notice of Grant having a Grant Date of                 and the Stock Appreciation Right Agreement, both as accepted by                 (the “Recipient”). Capitalized terms used herein and not otherwise defined have the meanings assigned to such terms in the Stock Appreciation Right Agreement.

The Recipient hereby irrevocably exercises                 Stock Appreciation Rights to be paid out in shares of Stock.

The shares of Stock to be issued hereunder are being issued for the Recipient’s own account and not with a view to distribution thereof in violation of applicable Federal or state securities laws.

The Recipient, if a Partner, hereby agrees to be bound, with respect to the shares of Stock being issued hereunder, by the Partner Compensation Program, if a partner, including the Equity Sales Program.

The Recipient requests that certificates for the shares of Stock being purchased hereunder be issued in the name of and delivered to the following person and address:

Dated as of:

(Signature)

(Name)